EXHIBIT 23.3
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Travel Services International, Inc. and to the incorporation by reference therein of our report dated April 17, 1998 (except Note 6 as to which the date is June 1, 1998), with respect to the financial statements of Lexington Services Associates, Ltd. included in the Registration Statement (Form S-1 No. 333-56567) of Travel Services International, Inc. filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Dallas, Texas
August 3, 1998